Bank of Hawaii Corporation first quarter 2022 financial report April 25, 2022 Exhibit 99.2 this presentation, and other statements made by the Company in connection with it, may contain forward-looking statements concerning, among other things, forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations. we have not committed to update forward-looking statements to reflect later events or circumstances. disclosure 2 forward-looking statements unemployment experience & forecast source: University of Hawaii Economic Research Organization (UHERO), seasonally adjusted Hawaii unemployment rate 3

Oahu real estate Oahu market indicators – 2022 vs 2021 4 source: Honolulu Board of Realtors, compiled from MLS data continued strength in Oahu real estate daily arrivals total passenger count* 5 *source: Department of Business, Economic Development, and Tourism, excluding from Canada Dec-31

1Q financial update

7 core loan and NII growth note: core loans excludes PPP balances. core NII and NIM excludes all fees and interest income generated by PPP and one-time items (including 4Q21 $0.9MM deferred mortgage loan fee adjustment) strong core loan and steady NII growth excluding PPP continues ample liquidity loan to deposit ratio compared with peers strong liquidity to fund continued growth 8 note: S&P Regional Banking Index excluding banks greater than $50bn as of 1/4/22 local peer bank average contains BOH, FHB, CPB, ASB, and TBNK; data unavailable for ASB prior to 2008 and FHB prior to 2011

9 source: S&P Capital IQ, FDIC Annual Summary of Deposits deposit data as of 6/30/21 other includes Territorial Bancorp Inc., Hawaii National Bancshares Inc., HomeStreet Inc., CBB Bancorp Inc., First Foundation Inc., RBB Bancorp, and First Citizens BancShares Inc. $56.2bn unique deposit market FDIC Summary of Deposits as of June 30, 2021 top 5 local banks account for 96.8% of market strong core deposit base 10 94% core consumer and commercial customers 96% core checking and savings deposits note: as of March 31, 2022 attractive funding costs 11 strong low cost, long duration core deposit base helps to mitigate rising rates $ in millions 5-year CAGR with rising rates: 3.6% 7-year CAGR: 6.6% note: S&P Regional Banking Index excluding banks greater than $50bn as of 1/4/22

12 asset sensitive

financial summary $ in millions, except per share amounts 13 note: numbers may not add up due to rounding disciplined expenses $ in millions 14 normalized expenses remained flat as continued innovation spend offset by savings in core expenses note: numbers may not add up due to rounding 4Q21 one-time items include $1.2 million related to increase in vacation carryover limits; 1Q22 seasonal expenses of $3.7 million performance metrics 15 note: 1Q22 regulatory capital ratios are preliminary

1Q credit update

credit quality 17 * 72% of total criticized in CRE with 58% wtd avg LTV

1Q22 - production quality 18 commercial consumer

reserve trend 19 $ in millions allowance for credit losses note: balances and coverage ratio based on allowance for credit losses – loans and leases

Q & A

appendix

economic forecast source: UHERO 22

23 strong risk-based capital fortress capital position note: 1Q22 regulatory capital ratios are preliminary loan portfolio excluding PPP 24 40% commercial 71% real estate secured wtd avg LTV 57% 57% w/ BOH ≥ 10 yrs avg balance $0.6MM CRE C&I residential mortgage home equity auto leasing other construction 60% consumer 85% real estate secured wtd avg LTV 55% 58% w/ BOH ≥ 10 yrs 79% of portfolio secured with quality real estate with combined weighted average loan to value of 56% note: excludes $59MM in PPP loan balances including deferred costs and fees customer relief update 25 commercial consumer 98.9% of former deferrals are current 97.8% decline in deferrals since June 30, 2020 100% secured 51% wtd avg LTV 99.5% paying interest high risk industries $1,381 million (11%) / $1,349 million (11%) excluding PPP 26 retail $698 million (6%) – excluding PPP 27 94% real estate secured 56% wtd avg LTV average exposure $3.7MM largest exposure $39MM 63% of portfolio has an LTV ≤ 65% 99% is secured or has essential anchor 0% unsecured and deferred 100% secured or paying interest lodging $514 million (4%) – excluding PPP 28 83% real estate secured 56% wtd avg LTV average exposure $9.6MM largest exposure $40MM 82% of portfolio has an LTV ≤ 65% 94% of unsecured outstandings to global hotel and timeshare brands 0% unsecured and deferred 100% secured or paying interest restaurant / entertainment $137 million (1%) – excluding PPP 29 52% real estate secured 67% wtd avg LTV average exposure $2.1MM largest exposure $29MM 31% of portfolio has an LTV ≤ 65% 0.1% unsecured and deferred 100% secured or paying interest